CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 111 to the registration statement on Form N-1A (File No. 2-13644) (“Registration Statement”) of our report dated December 5, 2007, relating to the financial statements and financial highlights appearing in the October 31, 2007, Annual Report of Putnam Fund for Growth and Income. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Price Waterhouse Coopers LLP

Boston, Massachusetts
February 22, 2008